Exhibit 21.01

Subsidiaries of the Registrant
CommunityOne Bank, National Association -
National banking association headquartered in the State of North Carolina
First National Investor Services, Inc. -
     A North Carolina corporation
Dover Mortgage Company -
     A North Carolina corporation
Granite Mortgage, Inc. -
A North Carolina corporation
FNB United Statutory Trust I -
A Connecticut statutory business trust
FNB United Statutory Trust II -
A Delaware statutory business trust
Catawba Valley Capital Trust II -
A Delaware statutory business trust